Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Village Bank and Trust Financial Corp.

Midlothian, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (Nos. 333-159594 and 333-192408) of Village Bank and Trust Financial Corp. of our report dated March 26, 2014, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2013.

Richmond, Virginia

March 26, 2014